Exhibit 23.1

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 17, 2026, relating to the consolidated financial statements of Phoenix Energy One, LLC and Subsidiaries as of December 31, 2025 and 2024 and for the three years ended December 31, 2025, 2024 and 2023, in Amendment No. 1 to Phoenix Energy One, LLC’s Registration Statement on Form S-1, including the related prospectus, and to the reference therein to our firm as “Experts.”

/s/ Ramirez Jimenez International CPAs

Irvine, California

June 25, 2026